Exhibit (c)(2)

Organization Materials Prepared Regarding: Project ECHO Strictly Private & Confidential January 8, 2019

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Table of Contents I. Meeting Agenda II. Summary Observations on EMC Insurance Group III. Preliminary Information Requests

I. Meeting Agenda

Meeting Agenda (9:15 am 3:00 pm) A. B. C. Review of Past Correspondence with EMCC Group Review of Communications from Shareholders Preliminary Thoughts on Response/Negotiating Strategy I. II. III. Rejection of Proposal Outright Advancement of Alternative Structures Formulation of Counterproposal D. Approach to Due Diligence Process I. II. III. IV. Development of Information Request List Meetings with Management Availability of Year-end Financial Results and Reserve Studies Financial Projections/Strategic Plans E. Approach to Financial Modelling I. II. III. IV. V. Review of Management Forecasts under Status Quo Impact of Personal Lines Renewal Rights Transaction Sensitivity Analyses (Expense reductions/enhanced operating leverage, etc.) Modification of Pooling Percentage Adoption of New Reinsurance Contracts in Lieu of Pooling Arrangement F. G. Overview of D&O Insurance Policy Approval of the Minutes of Prior Special Committee Meetings 4

II. Summary Observations on EMC Insurance Group

# EMC Insurance Group: Company Overview

*($ in millions, except per share data)*

## Company Information

| | |
|---|---|
| Headquarters: | Des Moines, IA |
| President and CEO: | Bruce G. Kelley |
| CFO: | Mark E. Reese |
| Ticker: | NASDAQ: EMCI |
| 9/30/18 GAAP Equity: | $575 |
| LTM Revenue: | $694 |
| LTM Pre-tax Op. Income: | $34 |
| LTM ROAE: | 7.0% |
| Debt/Total Cap: | 4.2% |
| 10-Yr Avg. ROAE | 7.4% |
| 10-Yr BVPS Annual Growth | 8.1% |

## Public Market Statistics

| | |
|---|---|
| 52 Week Low/High: | $22.98/$33.32 |
| 3-month ADTV: | 44,685 |
| 20-Day VWAP: | $31.84 |
| Share Price (1/4/19): | $31.98 |
| x Total Shares Outstanding (M): | 21.611 |
| = Market Cap: | $684 |
| BVPS (9/30/18): | $26.63 |
| LTM EPS: | $1.88 |
| 2018E EPS: | $1.42 |
| 2019E EPS: | $1.38 |

### Valuation Metrics

| | |
|---|---|
| Price/BV: | 1.20x |
| Price/LTM EPS: | 17.0x |
| Price/2018E EPS: | 22.5x |
| Price/2019E EPS: | 23.2x |

## Key Highlights

- Highly-rated, multi-regional writer of commercial lines and reinsurance coverages
- Exited personal lines via a renewal rights transaction with Safeco earlier this year
- Three insurance subsidiaries (two domiciled in IA and one in ND) and a reinsurance subsidiary (domiciled in IA)
- Products offered in 41 states through over 2,160 independent brokers; reinsurance distribution through 17 reinsurance brokers and participation in mutual reinsurance bureau
- Pooling arrangement with Employers Mutual and its subsidiaries – 30% participation in the pool
- Employers Mutual performs all functions and EMCI shares total costs based on its pooling participation
- Intercompany agreements
  - Per occurrence and aggregate catastrophe excess of loss reinsurance program to minimize volatility from catastrophes and weather events
  - 100% quota share agreement between Employers Re and Employers Mutual for assumed reinsurance business
  - Pricing negotiated by Inter-Company Committees of boards of directors of EMCI and Employers Mutual to ensure fair and equitable terms for both parties

EMCC
2017 NPW: $1,172
2017 NPW/C&S: 1.0x[1]
3-Yr Avg. Combined Ratio: 99.9%

EMCI[2]
2017 NPW: $616
2017 NPW/C&S: 1.1x
3-Yr Avg. Combined Ratio: 98.6%



15%
26%
18%
21%
20%
Comm'l Auto
Comm'l Property
Workers' compensation
Other Cmm'l liability
XOL reinsurance
QS reinsurance
Personal lines
Other Cmm'l
1%
6%
7%
20%
15%
18%
16%
17%

(1) C&S excludes the carrying value of EMCI on EMCC's statutory balance sheet.
(2) Pie chart reflects EMCI's net premiums earned LOB breakdown.
Sources: Company Filings, S&P Global Market Intelligence.

SANDLER O'NEILL + PARTNERS 6

EMC Insurance ($ in millions) Group – Company Structure (IA) Note: Financial data as of September 30, 2018. Sources: Company Filings, S&P Global Market Intelligence. 7 Employers Mutual Casualty Company (IA) Public Shareholders EMC Insurance Group (NASDAQ: EMCI) (IA) EMCASCO Insurance Company (IA) Illinois EMCASCO Insurance Company (IA) Dakota Fire Insurance Company (ND) EMC Reinsurance Company •DPW: $381.4 •NPW: $226.4 •Stat C&S: $146.4 •Net Income: $5.8 •DPW: $0.0 •NPW: $146.5 •Stat C&S: $224.7 •Net Income: $16.7 •DPW: $15.0 •NPW: $167.7 •Stat C&S: $111.0 •Net Income: $4.5 •DPW: $7.1 •NPW: $109.0 •Stat C&S: $67.8 •Net Income: $3.0 45% 55%

# EMC Insurance Group – Historical GAAP Financials

*($ in millions, except per share data)*

| | At and For the Years Ended December 31, | | | | | '13-'17 CAGR/ | At and For the Nine Months Ended September 30, | | LTM Ended September 30, |
|---|---|---|---|---|---|---|---|---|---|
| | 2013 | 2014 | 2015 | 2016 | 2017 | AVG | 2017 | 2018 | 2018 |
| **Income Statement** | | | | | | | | | |
| P&C Net Premiums Earned | $515.5 | $540.7 | $570.3 | $592.4 | $607.2 | 4.2% | $449.5 | $477.4 | $635.1 |
| Net Investment Income | 43.0 | 43.6 | 44.1 | 41.0 | 39.2 | (2.3%) | 29.1 | 34.0 | 44.1 |
| Realized gains | 9.0 | 7.2 | 7.6 | 10.6 | 12.8 | 9.2% | 6.8 | 1.0 | 7.1 |
| Other Income | 0.5 | 2.9 | 1.7 | 1.0 | (0.3) | NM | 3.0 | 6.7 | 7.2 |
| Total Revenue | 568.0 | 594.5 | 623.7 | 645.0 | 658.8 | 6.0% | 488.4 | 519.1 | 693.5 |
| Loss P&C Loss & LAE | 333.3 | 385.5 | 370.7 | 386.9 | 422.0 | 6.1% | 323.1 | 341.0 | 439.9 |
| Interest Expense | 0.4 | 0.3 | 0.3 | 0.3 | 0.3 | (3.2%) | 0.3 | 0.5 | 0.6 |
| Underwriting Expense | 173.5 | 167.7 | 181.0 | 194.5 | 196.7 | 3.2% | 149.8 | 161.5 | 212.2 |
| Total Expenses | 507.1 | 553.6 | 552.1 | 581.8 | 619.0 | 5.1% | 473.1 | 502.9 | 652.7 |
| Net Income before Taxes | 60.9 | 40.9 | 71.7 | 63.2 | 39.8 | (10.1%) | 15.2 | 16.2 | 40.8 |
| Provision for Taxes | 17.3 | 10.9 | 21.5 | 17.0 | 0.6 | (57.3%) | 2.2 | 2.1 | 0.5 |
| Net Income | $43.5 | $30.0 | $50.2 | $46.2 | $39.2 | (2.6%) | $13.1 | $14.1 | $40.3 |
| Operating Income after Taxes | 37.7 | 27.2 | 46.2 | 43.6 | 25.9 | (8.9%) | 11.6 | 14.2 | 28.4 |
| ***Stated Underwriting Ratios (%)*** | | | | | | | | | |
| Loss & LAE Ratio | 64.7% | 71.3% | 65.0% | 65.3% | 69.5% | 67.2% | 71.9% | 71.4% | 69.3% |
| Expense Ratio | 33.2% | 30.6% | 31.3% | 32.4% | 31.8% | 31.9% | 32.8% | 33.3% | 33.4% |
| Combined Ratio | 97.9% | 101.9% | 96.3% | 97.7% | 101.3% | 99.0% | 104.7% | 104.7% | 102.7% |
| Op. Return on Average Equity | 8.8% | 5.7% | 9.0% | 8.1% | 4.5% | 7.2% | 2.1% | 2.4% | 4.9% |
| **Balance Sheet Data** | | | | | | | | | |
| Cash and Investments | $1,256.6 | $1,384.4 | $1,416.0 | $1,466.0 | $1,540.7 | 5.2% | $1,530.2 | $1,539.9 | $1,539.9 |
| Total Assets | 1,374.5 | 1,497.8 | 1,536.0 | 1,588.8 | 1,681.9 | 5.2% | 1,670.8 | 1,701.1 | 1,701.1 |
| Unearned Premiums Reserve | 220.6 | 232.1 | 239.4 | 244.9 | 257.8 | 4.0% | 282.4 | 293.0 | 293.0 |
| Loss & LAE Reserves | 610.2 | 661.3 | 678.8 | 690.5 | 732.6 | 4.7% | 726.5 | 761.6 | 761.6 |
| Total Debt | 25.0 | 25.0 | 25.0 | 25.0 | 25.0 | 0.0% | 25.0 | 25.0 | 25.0 |
| Total Shareholders Equity | 455.2 | 502.9 | 524.9 | 553.3 | 603.8 | 7.3% | 575.1 | 574.6 | 574.6 |
| Book Value Per Share | $22.81 | $24.72 | $25.26 | $26.07 | $28.14 | 5.9% | $26.90 | $26.63 | $26.63 |

(1) Annualized for interim periods.
Sources: SNL Financial and company filings.

SANDLER O'NEILL + PARTNERS 8

# EMC Insurance Group – Historical Statutory Financials

*($ in millions)*

| | At and For the Years Ended December 31, | | | | | '13-'17 CAGR/ | At and For the Nine Months Months Ended Sept. 30 | | LTM Ended Sept. 30 |
|---|---|---|---|---|---|---|---|---|---|
| | 2013 | 2014 | 2015 | 2016 | 2017 | Avg. | 2017 | 2018 | 2018 |
| Direct Premiums Written | $368.5 | $367.7 | $371.0 | $383.8 | $391.0 | 1.5% | $312.8 | $325.4 | $403.6 |
| Net Reinsurance Premiums | 165.5 | 184.9 | 208.0 | 210.9 | 225.3 | 8.0% | 167.7 | 188.5 | 246.0 |
| Net Premiums Written | 534.1 | 552.6 | 578.9 | 594.7 | 616.3 | 3.6% | 480.6 | 513.9 | 649.6 |
| Change in Unearned Premiums | 18.6 | 11.9 | 8.7 | 2.3 | 9.1 | (16.2%) | 31.0 | 36.4 | 14.5 |
| **Net Premiums Earned** | **515.5** | **540.7** | **570.3** | **592.4** | **607.2** | **4.2%** | **449.5** | **477.4** | **635.1** |
| Net Loss and LAE | 336.2 | 385.2 | 371.7 | 387.6 | 422.3 | 5.9% | 323.3 | 340.6 | 439.6 |
| Net Underwriting Expenses | 163.8 | 159.9 | 173.7 | 179.7 | 186.9 | 3.3% | 142.3 | 153.5 | 198.1 |
| Net Underwriting Gain (Loss) | 15.5 | (4.4) | 24.9 | 25.1 | (2.0) | NM | (16.1) | (16.6) | (2.6) |
| Net Investment Income | 42.3 | 46.8 | 45.0 | 45.8 | 43.4 | 0.7% | 32.7 | 34.7 | 45.4 |
| Net Realized Capital Gains (Losses) | 6.0 | 3.6 | 3.7 | 3.2 | 4.5 | (7.2%) | 1.1 | 0.5 | 3.9 |
| Other Income | (8.3) | (8.1) | (8.3) | (8.9) | (9.7) | 4.0% | (7.6) | (8.3) | (10.3) |
| Pre-tax Income | 55.5 | 37.9 | 65.2 | 65.2 | 36.2 | (10.2%) | 10.1 | 10.3 | 36.4 |
| Income Tax | 14.3 | 5.8 | 16.4 | 16.8 | 6.0 | (19.5%) | 1.2 | 1.6 | 6.4 |
| **Net Income** | **$41.2** | **$32.2** | **$48.8** | **$48.3** | **$30.1** | (7.5%) | **$8.9** | **$8.8** | **$30.0** |
| | | | | | | | | | |
| Pre-tax Operating Income | $49.5 | $34.3 | $61.5 | $62.0 | $31.7 | (10.5%) | $9.0 | $9.8 | $32.5 |
| **Net Operating Income** | **35.1** | **28.5** | **45.1** | **45.2** | **25.7** | **(7.5%)** | **7.8** | **8.3** | **26.1** |
| | | | | | | | | | |
| Loss and LAE Ratio | 65.2% | 71.2% | 65.2% | 65.4% | 69.6% | 67.3% | 71.9% | 71.3% | 69.2% |
| Expense Ratio | 30.7% | 28.9% | 30.0% | 30.2% | 30.3% | 30.0% | 29.6% | 29.9% | 30.5% |
| Combined Ratio | 95.9% | 100.2% | 95.2% | 95.6% | 99.9% | 97.4% | 101.5% | 101.2% | 99.7% |
| | | | | | | | | | |
| **Statutory Balance Sheet Data** | | | | | | | | | |
| Total Cash & Investments | $1,224.1 | $1,330.8 | $1,391.3 | $1,461.9 | $1,530.3 | 5.7% | $1,515.8 | $1,564.0 | $1,564.0 |
| Total Assets | 1,283.9 | 1,380.5 | 1,472.9 | 1,544.1 | 1,624.2 | 6.1% | 1,609.6 | 1,652.2 | 1,652.2 |
| Total Loss & LAE Reserves | 584.5 | 639.2 | 662.0 | 675.3 | 703.8 | 4.8% | 703.6 | 730.9 | 730.9 |
| Total Liabilities | 867.2 | 925.7 | 987.7 | 1,017.3 | 1,064.2 | 5.2% | 1,066.4 | 1,102.3 | 1,102.3 |
| Capital & Surplus | 416.7 | 454.8 | 485.2 | 526.8 | 560.1 | 7.7% | 543.2 | 549.9 | 549.9 |
| Return on Avg. Capital & Surplus [1] | 10.7% | 7.4% | 10.4% | 9.6% | 5.5% | 8.7% | 2.3% | 2.1% | 5.5% |

(1) Annualized for interim periods.
Sources: SNL Financials for EMC Insurance Group (SNL P&C Subgroup) and Company Filings.

SANDLER O'NEILL + PARTNERS 9

# EMC Pooled Companies – Historical Statutory Financials

*($ in millions)*

| | At and For the Years Ended December 31, 2013 | 2014 | 2015 | 2016 | 2017 | '13-'17 CAGR/ Avg. |
|---|---|---|---|---|---|---|
| Direct Premiums Written | $1,417.4 | $1,517.3 | $1,581.1 | $1,637.7 | $1,736.4 | 5.2% |
| Net Reinsurance Premiums | (59.3) | (65.7) | (59.5) | (60.8) | (93.7) | 12.1% |
| Net Premiums Written | 1,358.1 | 1,451.6 | 1,521.6 | 1,577.0 | 1,642.7 | 4.9% |
| Change in Unearned Premiums | 41.2 | 37.7 | 24.2 | 25.7 | 38.9 | (1.5%) |
| **Net Premiums Earned** | **1,316.8** | **1,413.8** | **1,497.4** | **1,551.3** | **1,603.9** | **5.1%** |
| Net Loss and LAE | 880.4 | 991.9 | 982.2 | 1,008.8 | 1,092.2 | 5.5% |
| Net Underwriting Expenses | 444.6 | 436.0 | 476.0 | 492.3 | 519.1 | 3.9% |
| Net Underwriting Gain (Loss) | (8.1) | (14.1) | 39.1 | 50.1 | (7.4) | (2.3%) |
| Net Investment Income | 82.5 | 96.6 | 92.2 | 89.9 | 86.9 | 1.3% |
| Net Realized Capital Gains (Losses) | 31.0 | 17.5 | 12.6 | 24.0 | 25.6 | (4.7%) |
| Other Expenses | 2.4 | (0.3) | (0.7) | (0.2) | 0.5 | (34.1%) |
| Dividends to Policyholders | 28.1 | 26.1 | 30.5 | 31.5 | 35.6 | 6.1% |
| Income Tax | 3.7 | 1.3 | 19.5 | 24.9 | (2.3) | NM |
| **Net Income** | **$75.9** | **$72.4** | **$93.3** | **$107.4** | **$72.3** | (1.2%) |
| | | | | | | |
| Loss and LAE Ratio | 66.9% | 70.2% | 65.6% | 65.0% | 68.1% | 67.1% |
| Expense Ratio | 32.7% | 30.0% | 31.3% | 31.2% | 31.6% | 31.4% |
| Combined Ratio | 99.6% | 100.2% | 96.9% | 96.3% | 99.7% | 98.5% |
| | | | | | | |
| <u>Statutory Balance Sheet Data</u> | | | | | | |
| Total Cash & Investments | $2,825.0 | $3,070.8 | $3,213.2 | $3,403.6 | $3,567.6 | 6.0% |
| Total Admitted Assets | 3,410.1 | 3,663.2 | 3,888.1 | 4,093.4 | 4,290.8 | 5.9% |
| Total Liabilities | 2,166.8 | 2,314.1 | 2,465.8 | 2,553.0 | 2,675.3 | 5.4% |
| Capital & Surplus | 1,243.3 | 1,349.1 | 1,422.4 | 1,540.4 | 1,615.6 | 6.8% |
| Return on Avg. Capital & Surplus [1] | 6.6% | 5.6% | 6.7% | 7.3% | 4.6% | 6.1% |
| | | | | | | |
| NPW/Avg. Capital & Surplus * | 1.18x | 1.12x | 1.10x | 1.06x | 1.04x | 1.10x |

(1) Annualized for interim periods.

Note: Includes results from Employers Mutual Casualty Company, EMCASCO Insurance Company, Illinois EMCASCO Insurance Company, Dakota Fire Insurance Company, EMC Property & Casualty Company, Union Insurance Company of Providence and Hamilton Mutual Insurance Company.

Sources: SNL Financial and company filings.

SANDLER O'NEILL + PARTNERS 10

EMC Insurance Group – Recent Stock Price Performance Three-Year Price / Book Value ex. AOCI Three-Year Relative Stock Price Performance 60.0% proposal from EMCC 1.80x 50.0% S&P 500: 36% SNL P&C: 1.49x 40.0% 1.60x 30.0% 1.40x 20.0% 10.0% 1.20x 0.0% 1.00x (10.0%) EMCI: 0.90x (20.0%) 1/4/1 6 0.80x 5/4/1 6 9/4/1 6 1/4/1 7 5/4/1 7 9/4/1 7 1/4/1 8 5/4/1 8 9/4/1 8 1/4/1 9 1/4/1 6 7/4/1 6 1/4/1 7 7/4/1 7 1/4/1 8 7/4/1 8 1/4/1 9 EMCI S&P 500 SNL P&C SNL P&C EMCI Note: Calculations based on EMCI’s closing price of 11/14/18. 11 SNL P&C: 32% EMCI: (6%) Avg. Price EMCI High / Low 1-Year $26.80 $31.06 $23.26 3-Year $27.04 $31.19 $21.97 5-Year $25.06 $31.19 $17.69 Price Change EMCI SNL P&C S&P 500 YTD (14.9%) 1.7% 1.3% 1-Year (17.7%) 3.1% 6.5% 3-Year (2.9%) 33.5% 35.0% EMCI received non-binding Average EMCI SNL P&C YTD 0.97x 1.51x 1-Year 0.99x 1.51x 3-Year 1.02x 1.41x EMCI received non-binding proposal from EMCC

Recent Stock Market Performance Stock Market Performance 4.0% 2.0% 0.0% (2.0%) (4.0%) (6.0%) (8.0%) (10.0%) (12.0%) (14.0%) 11/14/18 11/17/18 11/20/18 11/23/18 11/26/18 11/29/18 12/2/18 12/5/18 12/8/18 12/11/18 12/14/18 12/17/18 12/20/18 12/23/18 12/26/18 12/29/18 1/1/1 9 1/4/1 9 SNL U.S. Insur an ce P &C S&P 500 Note: Calculations based on closing prices of 11/14/18. 12 EMCI received non-binding proposal from EMCC SNL U.S. Insurance P&C: (5.8%) S&P 500: (6.3%)

# Employer Mutual Casualty Company – Historical Statutory Financials

*($ in millions)*

| | At and For the Years Ended December 31, | | | | | '13-'17 CAGR/ Avg. | At and For the Nine Months Months Ended Sept. 30 | | LTM Ended Sept. 30 |
|---|---|---|---|---|---|---|---|---|---|
| | 2013 | 2014 | 2015 | 2016 | 2017 | | 2017 | 2018 | 2018 |
| Direct Premiums Written | $888.6 | $1,027.4 | $1,086.3 | $1,134.8 | $1,225.4 | 8.4% | $976.3 | $1,010.1 | $1,259.2 |
| Net Reinsurance Premiums | (43.6) | (125.2) | (140.3) | (11.8) | (52.5) | 4.8% | (37.5) | (40.7) | (55.7) |
| Net Premiums Written | 845.0 | 902.2 | 946.0 | 1,123.0 | 1,172.9 | 8.5% | 938.8 | 969.4 | 1,203.5 |
| Change in Unearned Premiums | 25.6 | 23.4 | 15.0 | 59.1 | 41.4 | 12.7% | 95.6 | 88.5 | 34.2 |
| **Net Premiums Earned** | **819.4** | **878.8** | **930.9** | **1,063.8** | **1,131.5** | **8.4%** | **843.2** | **880.9** | **1,169.2** |
| Net Loss and LAE | 546.3 | 614.7 | 611.3 | 693.5 | 788.9 | 9.6% | 617.4 | 612.2 | 783.7 |
| Net Underwriting Expenses | 275.7 | 270.4 | 295.2 | 341.8 | 365.8 | 7.3% | 283.0 | 300.2 | 382.9 |
| Net Underwriting Gain (Loss) | (2.7) | (6.3) | 24.4 | 28.5 | (23.2) | 71.4% | (57.2) | (31.5) | 2.6 |
| Net Investment Income | 46.0 | 50.2 | 53.4 | 52.8 | 72.3 | 11.9% | 41.6 | 63.3 | 94.0 |
| Net Realized Capital Gains (Losses) | 25.6 | 15.3 | 10.6 | 20.0 | 23.0 | (2.6%) | 12.9 | 13.0 | 23.1 |
| Other Income | (15.1) | (16.4) | (19.6) | (21.5) | (24.5) | 12.9% | (19.3) | (18.4) | (23.6) |
| Pre-tax Income | 53.8 | 42.7 | 68.8 | 79.8 | 47.6 | (3.0%) | (22.0) | 26.4 | 96.0 |
| Income Tax | (2.3) | (2.7) | 7.4 | 13.8 | (11.7) | 49.8% | (16.5) | (6.0) | (1.3) |
| **Net Income** | **$56.1** | **$45.4** | **$61.4** | **$65.9** | **$59.3** | 1.4% | **($5.5)** | **$32.5** | **$97.3** |
| | | | | | | | | | |
| Pre-tax Operating Income | $28.2 | $27.4 | $58.2 | $59.8 | $24.6 | (3.4%) | ($34.9) | $13.5 | $73.0 |
| **Net Operating Income** | **30.6** | **30.2** | **50.8** | **46.0** | **36.3** | **4.4%** | **(18.5)** | **19.5** | **74.2** |
| | | | | | | | | | |
| Calendar Year Loss and LAE Ratio | 66.7% | 69.9% | 65.7% | 65.2% | 69.7% | 67.4% | 73.2% | 69.5% | 67.0% |
| Expense Ratio | 32.6% | 30.0% | 31.2% | 30.4% | 31.2% | 31.1% | 30.1% | 31.0% | 31.8% |
| Combined Ratio | 99.3% | 99.9% | 96.9% | 95.6% | 100.9% | 98.5% | 103.4% | 100.5% | 98.8% |
| | | | | | | | | | |
| <u>Statutory Balance Sheet Data</u> | | | | | | | | | |
| Total Cash & Investments | $1,943.4 | $2,118.1 | $2,202.7 | $2,488.1 | $2,644.5 | 8.0% | $2,619.6 | $2,724.3 | $2,724.3 |
| Total Assets | 2,538.0 | 2,721.4 | 2,890.6 | 3,198.0 | 3,404.4 | 7.6% | 3,423.2 | 3,555.4 | 3,555.4 |
| Total Loss & LAE Reserves | 867.0 | 943.7 | 989.7 | 1,123.2 | 1,192.2 | 8.3% | 1,214.3 | 1,237.8 | 1,237.8 |
| Total Liabilities | 1,416.1 | 1,506.4 | 1,614.3 | 1,819.4 | 1,967.8 | 8.6% | 2,024.4 | 2,077.7 | 2,077.7 |
| Capital & Surplus | 1,121.9 | 1,215.0 | 1,276.3 | 1,378.6 | 1,436.6 | 6.4% | 1,398.9 | 1,477.8 | 1,477.8 |
| Return on Avg. Capital & Surplus (1) | 5.4% | 3.9% | 4.9% | 5.0% | 4.2% | 4.7% | (0.5%) | 3.0% | 6.8% |

(1) Annualized for interim periods.
Sources: SNL Financial and company filings.

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# Trading Statistics of EMC Insurance Group's Selected Peer Group

*($ in millions, except per share data)*

| Company | Ticker | 1/4/19 Price | 11/15/18 % Change | 52 Week % Change [1] | Market Cap. | Price / EPS LTM | Price / EPS 2019E | Price / EPS 2020E | ROAE LTM | ROAE 2019E | ROAE 2020E | Price / Book | (D+P)/ Cap. | Div. Yield |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| The Hanover Group | THG | $115.40 | 4.2% | 7.3% | $4,885 | 15.6x | 14.1x | 12.5x | 9.9% | 9.9% | 10.7% | 1.64x | 20.7% | 1.8% |
| Selective Insurance Group | SIGI | 60.57 | (5.6) | 5.3 | 3,567 | 22.2 | 15.2 | 14.5 | 9.5 | 11.0 | 12.9 | 2.05 | 20.2 | 1.1 |
| RLI Corp. | RLI | 68.47 | (7.1) | 15.4 | 3,046 | 21.5 | 30.8 | 30.0 | 16.2 | 9.2 | 10.8 | 3.49 | 14.6 | 1.1 |
| ProAssurance | PRA | 40.97 | (6.4) | (26.6) | 2,197 | 24.8 | 25.2 | 25.2 | 5.2 | 5.9 | 5.5 | 1.38 | 15.4 | 2.6 |
| State Auto Financial Corp. | STFC | 34.77 | 4.6 | 24.2 | 1,500 | 47.5 | 21.9 | 19.1 | 3.6 | 4.9 | 7.4 | 1.72 | 12.3 | 1.3 |
| Employers Holdings | EIG | 42.95 | (8.0) | (0.7) | 1,409 | 9.7 | 17.0 | 18.7 | 15.4 | 12.8 | 8.8 | 1.42 | 2.0 | 1.7 |
| United Fire Group | UFCS | 55.50 | 11.2 | 24.7 | 1,391 | 18.8 | 36.4 | 32.2 | 8.4 | 3.2 | 4.2 | 1.57 | 0.0 | 2.3 |
| AMERISAFE Inc. | AMSF | 56.27 | (12.2) | (8.0) | 1,084 | 20.3 | 17.4 | 17.2 | 11.2 | 16.8 | 13.7 | 2.36 | 0.0 | 1.4 |
| James River Group Holdings, Ltd. | JRVR | 36.17 | (2.1) | (4.8) | 1,083 | 20.9 | 13.8 | 13.5 | 7.4 | 10.0 | 10.8 | 1.55 | 22.5 | 2.8 |
| Donegal Group Inc. | DGICA | 13.73 | 2.0 | (21.3) | 389 | NM | 14.2 | 11.9 | (4.8) | (2.5) | 8.0 | 0.92 | 13.5 | 4.0 |
| Baldwin & Lyons | BWINB | 16.76 | (21.1) | (28.8) | 249 | 36.8 | 14.5 | 10.5 | 1.8 | (0.0) | 4.3 | 0.65 | 4.9 | 4.8 |
| Hallmark Financial Services | HALL | 10.66 | (3.0) | 2.0 | 193 | 39.9 | 10.4 | 8.9 | 1.8 | 6.4 | 7.5 | 0.72 | 24.3 | 0.0 |
| Atlas Financial Holdings | AFH | 8.90 | (12.2) | (57.9) | 106 | NM | 4.7 | 4.5 | (30.5) | 22.3 | 18.2 | 1.04 | 19.2 | 0.0 |
| Conifer Holdings, Inc. | CNFR | 4.10 | (17.0) | (29.9) | 35 | NM | 13.7 | 8.2 | (8.5) | (10.4) | 8.8 | 0.76 | 39.0 | NA |
| | | Mean | (5.2%) | (7.1%) | | 25.3x | 17.8x | 16.2x | 3.3% | 7.1% | 9.4% | 1.52x | 14.9% | 1.9% |
| | | Median | (6.0) | (2.8) | | 21.5 | 14.9 | 14.0 | 6.3 | 7.8 | 8.8 | 1.49 | 15.0 | 1.7 |
| EMC Insurance Group | EMCI | $31.98 | 33.3% | 12.3% | $691 | 17.0x | 23.1x | 21.2x | 7.0% | 5.1% | 5.0% | 1.20x | 4.2% | 3.6% |
| S&P Composite 1500 (P&C) | SP679 | $608.52 | (5.2%) | (4.3%) | | | | | | | | | | |
| S&P 500 | SP50 | 2,531.94 | (7.3) | (7.1) | | | | | | | | | | |

Note: Market data as of January 4, 2019.

Sources: Company filings and S&P Global Market Intelligence.

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# Insurance Underwriter "Minority Buy-in" Transactions

*($ in millions, except per share data)*

| Ann. Date | Acquirer | Target | % Ownership Pre-Deal | % Ownership Post-Deal | Initial Offer Price | Final Offer Price | Deal Value | % Change From Initial Offer | % Premium to Stock Price 1-Day | % Premium to Stock Price 30-Day |
|---|---|---|---|---|---|---|---|---|---|---|
| 03/01/18 | Investor Group | AmTrust Financial Services | 55.0% | 100.0% | $12.25 | $14.75 | $1,390.2 | 20.4% | 45.3% | 46.3% |
| 07/25/16 | American Financial Group | National Interstate | 51.0% | 100.0% | 30.00 | 32.50 | 314.7 | 8.3% | 43.7% | 38.9% |
| 04/20/11 | CNA Financial | CNA Surety | 61.0% | 100.0% | 22.00 | 26.55 | 476.5 | 20.7% | 37.9% | 49.5% |
| 09/18/09 | Fairfax Financial Holdings | Odyssey Re | 72.6% | 100.0% | 58.00 | 65.00 | 1,060.3 | 12.1% | 29.7% | 39.6% |
| 12/01/08 | Fairfax Financial Holdings | Northbridge Financial Corp. | 63.1% | 100.0% | 36.00 | 39.00 | 668.0 | 8.3% | 28.9% | 37.0% |
| 02/07/11 | Berkshire Hathaway | Wesco Financial | 81.1% | 100.0% | 352.66 | 385.00 | 554.0 | 9.2% | 18.6% | 12.7% |
| 08/06/08 | Nationwide Mutual | Nationwide Financial Services | 66.5% | 100.0% | 47.20 | 52.25 | 2,478.9 | 10.7% | 38.0% | 18.9% |
| 11/04/07 | Alfa Mutual | Alfa Corp | 54.1% | 100.0% | 17.60 | 22.00 | 856.4 | 25.0% | 44.7% | 29.8% |
| 05/17/07 | American Financial Group Inc | Great American Financial | 81.0% | 100.0% | 23.50 | 24.50 | 235.6 | 4.3% | 13.2% | 11.8% |
| 05/15/07 | AIG | 21st Century Insurance Co | 60.7% | 100.0% | 19.75 | 22.00 | 811.1 | 11.4% | 32.6% | 24.9% |
| 07/09/02 | ProAssurance Corp | Meemic Holdings Inc | 84.0% | 100.0% | 28.00 | 29.00 | 35.4 | 3.6% | 11.5% | 36.1% |

| | % Change From Initial Offer | 1-Day | 30-Day |
|---|---|---|---|
| High | 25.0% | 45.3% | 49.5% |
| Mean | 12.2% | 31.3% | 31.4% |
| Median | 10.7% | 32.6% | 36.1% |
| Low | 3.6% | 11.5% | 11.8% |

Note: Transaction data as of December 16, 2018.
Sources: Company filings and S&P Global Market Intelligence.

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# Mutual Affiliated Public Companies – Summary Comparison

*($ in millions)*

| | EMCI | DGICA | STFC |
|---|---|---|---|
| **Mutual Company:** | Employers Mutual Casualty Company | Donegal Mutual Insurance Company | State Automobile Mutual Insurance Company |
| **Public Company:** | EMC Insurance Group | Donegal Group Inc. | State Auto Financial Corp. |
| **Pooling % Breakdown (Mutual – Public Co.):** | 70-30% | 20-80% | 35-65% |
| **Mutual Company Financials** | | | |
| **2017Y NPW / C&S[1] :** | 1.04x | 0.52x | 0.86x |
| **3-Year Avg. Combined Ratio:** | 99.9% | 101.0% | 105.9% |
| **Public Company Financials** | | | |
| **Market Capitalization:** | $697 | $390 | 1,496 |
| **% Owned by Mutual:** | 55% | 43% - Class A<br>84% - Class B<br>72% of Voting Power | 61.2% |
| **2017Y NPW / C&S:** | 1.10x | 1.79x | 1.48x |
| **3-Year Avg. Combined Ratio:** | 98.4% | 100.0% | 105.2% |
| **Other Intercompany Agreements:** | – Employers Mutual performs all functions and EMCI shares total costs based on its pooling participation (other than certain costs that are directly allocated to certain subsidiaries)<br>– Per occurrence and aggregate catastrophe excess of loss reinsurance program to minimize volatility from catastrophes and weather events<br>– 100% quota share agreement between Employers Re and Employers Mutual for assumed reinsurance business | – Expense sharing agreement with Donegal Mutual for providing facilities, management and other services<br>– Lease agreement with Donegal Mutual for office equipment and automobiles<br>– Legal services from a law firm where the Company's chairman is a partner | – Investment management services provided by STFC's subsidiary to State Auto Mutual<br>– Loan to State Auto Mutual of $70 MM under two notes receivables |

(1) Does not exclude carrying value of the publicly-traded company.

Sources: Company filings and S&P Global Market Intelligence.

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III. Preliminary Information Requests